UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19, 2007


                              ATC HEALTHCARE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

           Delaware                   001-31271              11-2650500
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(State or other jurisdiction of      (Commission          (I.R.S. Employer
 incorporation or organization)      file number)        Identification No.)

1983 Marcus Avenue, Lake Success, New York                     11042
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(Address of principal executive offices)                     (Zip Code)

                                 (516) 750-1600
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

            Effective June 19, 2007, the Company appointed David Kimbell as our new Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Kimbell, who is 56, has been employed as follows over the last ten years: From 2006 through the present, principal of David Kimbell Business Consulting, Fairfax Station, Virginia (consulting for start-up, early-stage, and established companies); from 2002 to 2006, Chief Financial Officer and member of the Executive Committee, Progressive Nursing Staffers, Inc., Springfield, Virginia (healthcare staffing); from 1999 to 2002, Chief Financial Officer, Secretary, member of the Board of Directors, and shareholder, Galt Corporation, Melville, New York (IT professional services and ecommerce); from 1996 to 1999, Vice President Finance, Chief Financial Officer, and shareholder, Electronic Diagnostic Imaging, Inc., Hauppauge, New York (medical devices).

            Under the Company's June 19, 2007 Employment Agreement with Mr. Kimbell, his employment covers a three-year term, until June 18, 2010, and an additional renewal term of one year. His base salary is $230,000 during the first year, $240,350 during the second year, and $251,165 during the third year. Mr. Kimbell is entitled to participate in any bonus program that we make available to our senior executive officers. If Mr. Kimbell is involuntarily terminated by us other than for cause, or if he resigns for good reason as defined in the Agreement, he would be entitled to receive an amount equal to one year of his base salary. If, within one year after a "change of control", he is terminated by us other than for cause, he would be entitled to receive an amount equal to one year of his base salary.

            Pursuant to the terms of the Employment Agreement, on June 19, 2007, we granted Mr. Kimbell stock options to purchase 400,000 shares of our Class A Common Stock at $.34 cents per share, the closing price of a share on the American Stock Exchange on that date. The options vest over three years as follows: 125,000 shares on June 19, 2008, 125,000 shares on June 19, 2009, and 150,000 shares on June 19, 2010.

            Other than the Employment Agreement, there have been no arrangements or understandings between Mr. Kimbell and any other person relating to his appointment. There have been and are no transactions since the beginning of our 2007 fiscal year, or before, and none are currently proposed, between Mr. Kimbell and us or any of our directors or executive officers. There is no family relationship between Mr. Kimbell and any of our directors or executive officers.

            On June 19, 2007, the Company issued a press release announcing the appointment of Mr. Kimbell. A copy of that press release is attached as Exhibit 99.1.


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


Item 9.01.  Financial Statements and Exhibits.

         (d)   Exhibits

               Exhibit No.       Description

                  99.1           Press release dated June 19, 2007


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

                                                 ATC HEALTHCARE, INC.

                                                 By:  /s/ David Savitsky
                                                    --------------------

                                                 David Savitsky
                                                 Chief Executive Officer





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